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ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.
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Benefits & Risks of ELEMENTS
ELEMENTS vs. Comparable Products
ELEMENTS Tax Efficiency
How to Trade ELEMENTS
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Featured ELEMENTS Products
ELEMENTS℠ - "Dogs of the Dow" Linked to the Dow Jones High Yield Select 10 Total Return Index℠
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ELEMENTS℠ Linked to the Morningstar® Wide Moat Focus℠ Total Return Index
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ELEMENTS℠ Linked to the Rogers International Commodity Index® — Total Return℠
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ELEMENTS℠ Linked to the Rogers International Commodity Index® — Agriculture Total Return℠
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ELEMENTS℠ Linked to the Rogers International Commodity
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ELEMENTS™

Current Offerings

- ELEMENTS℠ - "Dogs of the Dow" Linked to the Dow Jones High Yield Select 10 Total Return Index℠
- ELEMENTS℠ Linked to the Morningstar® Wide Moat Focus℠ Total Return Index
- ELEMENTS℠ Linked to the Rogers International Commodity Index® - Total Return℠
- ELEMENTS℠ Linked to the Rogers International Commodity Index® - Agriculture Total Return℠
- ELEMENTS℠ Linked to the Rogers International Commodity Index® — Energy Total Return℠
- ELEMENTS℠ Linked to the Rogers International Commodity Index® — Metals Total Return℠
- ELEMENTS℠ Linked to SPECTRUM Large Cap

ELEMENTS Products - Current Offerings

ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

Printable Format

ELEMENTS - "Dogs of the Dow" Linked to the Dow Jones High Yield Select 10 Total Return Index℠ (DOD)

Dogs of the Dow ELEMENTS are designed to track the performance of the Dow Jones High Yield Select 10 Total Return Index℠, an index that seeks to replicate the "Dogs of the Dow" investment strategy. This strategy advocates investing in the Dow Jones Industrial Average℠ (DJIA) stocks with the highest dividend yield and holding them during the 12-month period ending in December.

Closing Price:	
Change:	
52-week High/Low:	
Volume:	
Yearly Fee: 0.75%	
Maturity Date: 11/14/2022	
Issuer: Deutsche Bank, AG (AA/Aa1)	

As of market close N.A.

No data available at this time

Product Brochure | Prospectus

ELEMENTS Linked to the Morningstar® Wide Moat Focus℠ Total Return Index (WMW)

This offering is designed to track the performance of the Morningstar Wide Moat Focus Total Return Index. The Index is comprised of the common stocks of

Closing Price: $9.68	
Change: -$0.01	
52-week High/Low: $10.17/$9.59	
Volume: 700	
Yearly Fee: 0.75%	



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ELEMENTS™

Current Offerings

- ELEMENTS℠ - "Dogs of the Dow" Linked to the Dow Jones High Yield Select 10 Total Return Index℠
- ELEMENTS℠ Linked to the Morningstar® Wide Moat Focus℠ Total Return Index
- ELEMENTS℠ Linked to the Rogers International Commodity Index® – Total Return℠
- ELEMENTS℠ Linked to the Rogers International Commodity Index® – Agriculture Total Return℠
- ELEMENTS℠ Linked to the Rogers International Commodity Index® — Energy Total Return℠
- ELEMENTS℠ Linked to the Rogers International Commodity Index® — Metals Total Return℠
- ELEMENTS℠ Linked to SPECTRUM Large Cap U.S. Sector Momentum

ELEMENTS℠ - "Dogs of the Dow" Linked to the Dow Jones High Yield Select 10 Total Return Index℠

ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

Product Brochure | Prospectus | Printable Format

Market Data | Returns | Profile

Market Data As of market close N.A.

Closing Price:	
Net Change:	
% Change:	
52-week High/Low:	
Volume:	
20 Day Volume Average:	
Units Outstanding:	
Market Capitalization*: N.A.	

*Market Capitalization = Closing Price x Units Outstanding

No data available at this time

5 Day | 1 Month | 3 Month | 1 Year | 5 Year

Indicative Values

Closing Indicative Value*:		
Daily Repurchase Value*:		

*Source: Bloomberg. The "Daily repurchase value" and "closing indicative value" are historical, do not guarantee future performance, and are shown for illustrative purposes only. The repurchase value will apply to any repurchase by the issuer.

Returns As of market close N.A.

Timeframe	1 mo	3 mo	6 mo	YTD	1 yr	3 yr	5 yr	Since Note Inception
Dow Jones								

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ELEMENTS™

Current Offerings

ELEMENTS℠ - "Dogs of the Dow" Linked to the Dow Jones High Yield Select 10 Total Return Index℠

ELEMENTS℠ Linked to the Morningstar® Wide Moat Focus℠ Total Return Index

ELEMENTS℠ Linked to the Rogers International Commodity Index® – Total Return℠

ELEMENTS℠ Linked to the Rogers International Commodity Index® – Agriculture Total Return℠

ELEMENTS℠ Linked to the Rogers International Commodity Index® — Energy Total Return℠

ELEMENTS℠ Linked to the Rogers International Commodity Index® — Metals Total Return℠

ELEMENTS℠ Linked to the SPECTRUM Large Cap U.S. Sector Momentum

ELEMENTS℠ - "Dogs of the Dow" Linked to the Dow Jones High Yield Select 10 Total Return Index℠

ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

Product Brochure | Prospectus | Printable Format

Market Data | Returns | Profile

guarantee future performance, and are shown for illustrative purposes only. The repurchase value will apply to any repurchase by the issuer.

Returns As of market close N.A.

Timeframe	1 mo	3 mo	6 mo	YTD	1 yr	3 yr	5 yr	Since Note Inception
Dow Jones Industrial Average Total Return Index								N.A.
Dow Jones High Yield Select 10 Total Return Index								N.A.
Dogs of the Dow ELEMENTS								N.A.

3yr and 5yr represent annualized returns. The performance quoted represents historical performance and is not an indication that the return on the ELEMENTS or the underlying index is more or less likely to increase or decrease at any time during the term of the ELEMENTS. There can be no assurance that the future performance of the ELEMENTS or the index will result in holders of the ELEMENTS receiving a positive return on their investment.

Profile

Issuer: Deutsche Bank AG (AA/Aa1)

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ELEMENTS™

Current Offerings

- ELEMENTS℠ - "Dogs of the Dow" Linked to the Dow Jones High Yield Select 10 Total Return Index℠
- ELEMENTS℠ Linked to the Morningstar® Wide Moat Focus℠ Total Return Index
- ELEMENTS℠ Linked to the Rogers International Commodity Index® – Total Return℠
- ELEMENTS℠ Linked to the Rogers International Commodity Index® – Agriculture Total Return℠
- ELEMENTS℠ Linked to the Rogers International Commodity Index® — Energy Total Return℠
- ELEMENTS℠ Linked to the Rogers International Commodity Index® — Metals Total Return℠
- ELEMENTS℠ Linked to SPECTRUM Large Cap U.S. Sector Momentum

ELEMENTS℠ - "Dogs of the Dow" Linked to the Dow Jones High Yield Select 10 Total Return Index℠

ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

Product Brochure | Prospectus | Printable Format

Market Data | Returns | Profile

Profile

Issuer: Deutsche Bank AG (AA/Aa1)
Primary Exchange: NYSE Arca
Ticker: DOD
Intraday Indicative Value Ticker: DODIV
Bloomberg Index Ticker: MUTR
CUSIP: 25153Q 658
Inception Date: November 07, 2007
Maturity Date: November 14, 2022
Initial Index Level: 121.33
Denomination: $10.00
Short Sales* : Yes on an up or down tick
Yearly Fee : 0.75%

*With short sales, an investor risks paying more for a security than the amount one received from its sale.

Market Data
*Source: Bloomberg. The "closing price" is the closing market trading price.

Returns
Index Returns indicates percentage change in the index level expressed as a percentage from the beginning of

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ELEMENTS℠ Linked to the Morningstar® Wide Moat Focus℠ Total Return Index

ELEMENTS℠ Linked to the Rogers International Commodity Index® – Total Return℠

ELEMENTS℠ Linked to the Rogers International Commodity Index® – Agriculture Total Return℠

ELEMENTS℠ Linked to the Rogers International Commodity Index® — Energy Total Return℠

ELEMENTS℠ Linked to the Rogers International Commodity Index® — Metals Total Return℠

ELEMENTS℠ Linked to SPECTRUM Large Cap U.S. Sector Momentum Index developed by BNP Paribas

Prospectuses

Product Brochure | Prospectus | Printable Format

Market Data | Returns | Profile

Market Data
*Source: Bloomberg. The "closing price" is the closing market trading price.

Returns
Index Returns indicates percentage change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual ELEMENTS performance. Index Returns do not reflect any fees which would reduce an investor's actual return. Indices are not managed and one cannot invest directly in an index.

ELEMENTS Returns indicate the change in last reported prices at or shortly after 4:00 pm Eastern time expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns an investor would receive if an investor traded at other times. Market Returns do not account for brokerage commissions which will reduce actual returns.

Daily Repurchase Value
Daily Repurchase Value will equal the principal amount of ELEMENTS times the Index Factor on the relevant valuation date times the Fee Factor on the relevant valuation date.

Fee Factor
The fee factor is equal to one minus the product of (i) the annual investor fee and (ii) the number of days elapsed from the inception date to and including the applicable valuation date divided by 365. The annual investor fee is equal to 0.75%.

Index Factor
The index factor on any given day, other then the final valuation date, will be equal to the closing value of the index on the day divided by the initial level. The index factor on the final valuation date will equal the average of the closing values of the index for the five trading days prior to and including the final valuation date divided by the initial index level. The initial index level is the closing value of the Index on the inception date.

Prospectuses | Legal Information | Privacy Statement

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ELEMENTS™

Current Offerings

- ELEMENTS℠ - "Dogs of the Dow" Linked to the Dow Jones High Yield Select 10 Total Return Index℠
- ELEMENTS℠ Linked to the Morningstar® Wide Moat Focus℠ Total Return Index
- ELEMENTS℠ Linked to the Rogers International Commodity Index® – Total Return℠
- ELEMENTS℠ Linked to the Rogers International Commodity Index® – Agriculture Total Return℠
- ELEMENTS℠ Linked to the Rogers International Commodity Index® — Energy Total Return℠
- ELEMENTS℠ Linked to the Rogers International Commodity Index® — Metals Total Return℠
- ELEMENTS℠ Linked to SPECTRUM Large Cap

ELEMENTS Products - Prospectuses

ELEMENTS are exchange-traded notes designed to track the total return of a specific market index. ELEMENTS provide convenient access to markets and strategies that may not be readily available to individual investors. After their initial offering, ELEMENTS can be bought and sold through a broker or financial advisor on a U.S. securities exchange.

Printable Format

Issuer	ELEMENTS	Inception Date	Maturity	Type	Format
Deutsche Bank AG	ELEMENTS - "Dogs of the Dow" Linked to the Dow Jones High Yield Select 10 Total Return Index℠ (DOD)	11/07/2007	11/14/2022	Prospectus	
Deutsche Bank AG	ELEMENTS Linked to the Morningstar® Wide Moat Focus℠ Total Return Index (WMW)	10/17/2007	10/24/2022	Prospectus	
Swedish Export Credit Corporation	ELEMENTS Linked to the Rogers International Commodity Index® – Total Return℠ (RJI)	10/17/2007	10/24/2022	Prospectus	
Swedish Export Credit Corporation	ELEMENTS Linked to the Rogers International Commodity Index® – Agriculture Total Return℠ (RJA)	10/17/2007	10/24/2022	Prospectus	
Swedish Export Credit Corporation	ELEMENTS Linked to the Rogers International Commodity Index® – Energy Total Return℠ (RJN)	10/17/2007	10/24/2022	Prospectus	
Swedish Export Credit	ELEMENTS Linked to the Rogers International Commodity Index® – Metals	10/17/2007	10/24/2022	Prospectus	

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ELEMENTS™

- Index Providers
- Issuers
- Distributors
- Exchanges

ELEMENTS Partners - Index providers

ELEMENTS are exchange-traded notes brought to the market through industry-wide collaboration among **Index Providers**, **Investment Grade Issuers**, **Distributors** and **Securities Exchanges.**

Index Providers develop unique and robust total return market indices to be used in connection with ELEMENTS. Investors will get access to these indices via ELEMENTS, which are debt securities of Investment Grade Issuers. **Distributors** bring ELEMENTS to brokerage firms, so individual investors can easily access ELEMENTS via a broker or financial advisor. All ELEMENTS will be listed on a U.S. **Securities Exchange.**

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BNP Paribas is one of the world's top 15 banks in terms of market capitalization. The Bank employs 140,000 in over 85 countries on six continents with 15,000 employees in the United States. An equity derivatives pioneer and industry leader, BNP Paribas engineers many of the most sophisticated equity and fund derivatives structured products in the market today. BNP Paribas has been recognized for its leadership and innovation in equity derivatives and has won some of the most prestigious industry awards.

Morningstar, Inc.

Morningstar, Inc. is a leading provider of independent investment research in the United States and in major international markets. The company offers an extensive line of Internet, software, and print-based products and services for individuals, financial advisors, and institutions. Morningstar provides data on more than 250,000 investment offerings, including stocks, mutual funds, and similar vehicles. The company has operations in 16 countries and minority ownership positions in companies based in three other countries.

Dow Jones Indexes

Dow Jones Indexes, a unit of Dow Jones & Company, is a leading provider of market indexes, which it licenses for use as benchmarks and as the basis of investment products. Best known for the Dow Jones Industrial Average, Dow Jones Indexes offers more than 130,000 equity indexes and provides a number of alternative indexes, including measures of the hedge fund and commodity markets. Dow Jones Indexes is co-owner of the Dow Jones STOXX Indexes, and together with Wilshire Associates, provides the Dow Jones Wilshire Global Index family.

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ELEMENTS™

- Index Providers
- Issuers
- Distributors
- Exchanges

ELEMENTS Partners - Issuers

ELEMENTS are exchange-traded notes brought to the market through industry-wide collaboration among **Index Providers**, **Investment Grade Issuers**, **Distributors** and **Securities Exchanges.**

Index Providers develop unique and robust total return market indices to be used in connection with ELEMENTS. Investors will get access to these indices via ELEMENTS, which are debt securities of Investment Grade Issuers. **Distributors** bring ELEMENTS to brokerage firms, so individual investors can easily access ELEMENTS via a broker or financial advisor. All ELEMENTS will be listed on a U.S. **Securities Exchange.**

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Deutsche Bank AG

Deutsche Bank Aktiengesellschaft is a stock corporation organized under the laws of Germany and is the parent company of a group consisting of banks, capital market companies, fund management companies, a property finance company, installment financing companies, research and consultancy companies and other domestic and foreign companies. Deutsche Bank offers a wide variety of investment, financial and related products and services to private individuals, corporate entities and institutional clients around the world. It is the largest bank in Germany and one of the largest financial institutions in Europe and the world measured by total assets.

Swedish Export Credit Corporation (SEK)

Swedish Export Credit Corporation (SEK) provides access to financial solutions for export and infrastructure. The main businesses include export credits, lending, structured financing, project financing, leasing, capital markets products, and financial advisory services. Targeted to investors all over the globe, SEK issues interest rate, FX, equity, commodities and credit linked notes. SEK is known for its flexible approach to funding, and it is also an experienced issuer of plain vanilla benchmark bonds in the international capital markets. SEK was founded in 1962 and is owned by the Swedish state.

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ELEMENTS™

- Index Providers
- Issuers
- Distributors
- Exchanges

ELEMENTS Partners - Distributors

ELEMENTS are exchange-traded notes brought to the market through industry-wide collaboration among **Index Providers, Investment Grade Issuers, Distributors** and **Securities Exchanges.**

Index Providers develop unique and robust total return market indices to be used in connection with ELEMENTS. Investors will get access to these indices via ELEMENTS, which are debt securities of Investment Grade Issuers. **Distributors** bring ELEMENTS to brokerage firms, so individual investors can easily access ELEMENTS via a broker or financial advisor. All ELEMENTS will be listed on a U.S. **Securities Exchange.**

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Merrill Lynch, Pierce, Fenner & Smith Incorporated (MLPF&S)

MLPF&S is one of the worlds leading broker-dealers. MLPF&S, together with its affiliates (the Company), provides investment, financing, and related services to individuals and institutions on a global basis. Services provided to clients include securities brokerage, trading, and underwriting; investment banking, strategic advisory services, including mergers and acquisitions, and other corporate finance activities; origination, brokerage, dealer and related activities in swaps, options, forwards, exchange-traded futures, other derivatives and foreign exchange products; securities clearance and settlement financing services and investment advisory and related record keeping services. The Company is a wholly-owned subsidiary of Merrill Lynch & Co., Inc.

Nuveen Investments (Nuveen)

Nuveen Investments provides high-quality investment services designed to help secure the long-term goals of institutions and high-net-worth investors as well as the consultants and financial advisors who serve them. Nuveen markets its highly specialized investment teams, each with its own brand-name and area of expertise: NWQ, specializing in value-style equities; Nuveen, focused on fixed income investments; Santa Barbara, committed to growth equities; Tradewinds, specializing in global value equities; Rittenhouse, dedicated to blue-chip growth equities; and Symphony, with expertise in alternative investments as well as equity and income portfolios.

Merrill Lynch owns a substantial equity interest in the holding company of Nuveen Investments, Inc., whose investment adviser affiliates include Nuveen, Rittenhouse, NWQ, Tradewinds, Symphony and Santa Barbara.

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- Index Providers
- Issuers
- Distributors
- Exchanges

ELEMENTS Partners - Exchanges

ELEMENTS are exchange-traded notes brought to the market through industry-wide collaboration among **Index Providers**, **Investment Grade Issuers**, **Distributors** and **Securities Exchanges.**

Index Providers develop unique and robust total return market indices to be used in connection with ELEMENTS. Investors will get access to these indices via ELEMENTS, which are debt securities of Investment Grade Issuers. **Distributors** bring ELEMENTS to brokerage firms, so individual investors can easily access ELEMENTS via a broker or financial advisor. All ELEMENTS will be listed on a U.S. **Securities Exchange**.

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American Stock Exchange® (AMEX®)

The American Stock Exchange® (Amex®) offers trading across a full range of equities, options and exchange traded funds, including structured products and HOLDRS℠. The Amex is also one of the largest options exchanges in the U.S., trading options on broad-based and sector indexes as well as domestic and foreign stocks.

New York Stock Exchange® (NYSE®)

The NYSE® is the worlds largest and most liquid cash equities exchange. The NYSE provides a reliable, orderly, liquid and efficient marketplace where investors buy and sell listed companies common stock and other securities.

New York Stock Exchange ARCA℠ (NYSE ARCA℠)

NYSE Arca℠ is a globally recognized, fully electronic platform that trades, on average, a billion shares per day. NYSE Arca is affiliated with NYSE, through their common parent NYSE Euronext.

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is not equivalent to investing directly in the index components or the relevant index itself.

The market value of ELEMENTS may be influenced by many unpredictable factors, including market conditions affecting the underlying index components relevant to the specific ELEMENTS. Other factors, including the actual or perceived creditworthiness of the issuer, interest rates and general economic, financial, political, regulatory or judicial events will affect the value of ELEMENTS. Risks include issuer risks and no interest payments. A trading market for a particular series of ELEMENTS may not develop. Affiliates of certain issuers and the broker-dealers distributing ELEMENTS may engage in limited purchase and resale transactions However, they are not required to do so and, if they engage in such transactions, they may stop at any time. The investor fee payable annually in respect of any series of ELEMENTS will reduce the amount of your return at maturity or upon repurchase by the issuer.

Brokerage commissions will apply to purchases and sales of the ELEMENTS in the secondary market. The sale, repurchase by the issuer or maturity of the ELEMENTS will generate tax consequences. The trading prices of a particular series of ELEMENTS will reflect changes in their intrinsic value as well as market supply and demand, and the credit rating of the particular issuer. Investments denominated in a foreign currency are subject to fluctuations in foreign currency exchange rates that may have a positive or negative effect on the return of an investment.

Unless otherwise stated, any pricing information in this website is indicative only, is subject to change and is not an offer to deal. Where relevant, the price quoted is exclusive of tax and delivery costs and commissions. Any reference to the terms of executed transactions should be treated as preliminary.

Neither the issuers involved in any particular series of ELEMENTS nor any distributor thereof, including Merrill Lynch, Pierce, Fenner & Smith Incorporated and Nuveen Investments, LLC are providing tax advice and nothing contained herein should be construed as such. Any discussion of U. S. tax matters contained herein is not intended or written to be used, and cannot be used, by you for the purpose of avoiding U. S. tax –related penalties.

This information is not a research publication. Any research summary will be identified as such and is subject to specific disclaimers associated with that report. The issuers of ELEMENTS featured herein, the distributors of ELEMENTS and any of their respective affiliates may trade for their own accounts in any of the securities of issuers mentioned herein or in related investments, and may also from time to time perform or solicit investment banking or other services for, or from, any entity mentioned herein.

Each issuer will have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should carefully read the prospectus in that registration statement and other documents that the issuer has filed with the SEC relating to such offering for more complete information about that issuer and the offering of any securities. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov or by visiting the ELEMENTS website at www.ELEMENTSetn.com Alternatively, the issuer, any agent or any dealer participating in the particular offering will arrange to send you the prospectus and other documents relating to any such offering upon your calling toll-free 1-877-ETN-ADVICE (386-2384). You can also ask your broker or financial advisor to provide you with the prospectus and other documents.

Merrill Lynch owns a substantial equity interest in the holding company of Nuveen Investments, Inc., whose investment adviser affiliates include Nuveen, Rittenhouse, NWQ, Tradewinds, Symphony and Santa Barbara.

Information about Various Indices Associated with ELEMENTS

Beeland Interests, Inc. has consented to the use of the Rogers International Commodity Index and subindices, in exchange for a fee, in connection with the issuance of the ELEMENTS.

Beeland Interests, Inc. is under no obligation to continue the Rogers International Commodity Index. The ELEMENTS are

STANDARD & POOR'S DOES NOT SPONSOR, ENDORSE, SELL, OR PROMOTE ANY INVESTMENT FUND OR OTHER VEHICLE THAT IS OFFERED BY THIRD PARTIES AND THAT SEEKS TO PROVIDE AN INVESTMENT RETURN BASED ON THE RETURNS OF THE S&P CUSTOM/BNP PARIBAS – SPECTRUM US SECTOR MOMENTUM INDEX.

Morningstar, Inc. has consented to the use of the Morningstar® Wide-Moat FocusSM Total Return Index, in exchange for a fee, in connection with the issuance of the ELEMENTS. The Securities are not sponsored, endorsed, sold or promoted by the Index Sponsor (including its affiliates). Morningstar, Inc. has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to the Securities. Morningstar, Inc. makes no representation or warranty, express or implied to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly, or the ability of the Index to track general stock market performance. Morningstar, Inc. has no obligation to take the needs of Deutsche Bank AG or the holders of the Securities into consideration in determining, composing or calculating the Index. Morningstar, Inc. is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Securities to be issued or in the determination or calculation of the equation by which the Securities are to be converted into cash. Morningstar, Inc. has no liability in connection with the administration, marketing or trading of the Securities.

MORNINGSTAR, INC. DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN AND MORNINGSTAR, INC. SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. MORNINGSTAR, INC. MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY DEUTSCHE BANK AG, HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN. MORNINGSTAR, INC. MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MORNINGSTAR, INC. HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THE LICENSING AGREEMENT BETWEEN DEUTSCHE BANK AG AND MORNINGSTAR, INC. IS SOLELY FOR THEIR BENEFIT AND NOT FOR THE BENEFIT OF THE OWNERS OF THE SECURITIES OR ANY THIRD PARTIES.

MLPF&S has entered into an agreement with the Dow Jones & Company, Inc. (the "Index Sponsor") providing MLPF&S with a license and, for a fee, with the right to use the Dow Jones High Yield Select 10 Total Return IndexSM (the "Index") in connection with certain securities, including the Securities. Deutsche Bank has entered into an agreement with the Index Sponsor and MLPF&S providing Deutsche Bank with a sublicense and the right to use the Index in connection with the Securities.

"Dow Jones", "Dow Jones Indexes", "Dow Jones High Yield Select 10 Total Return Index" and all index names cited are service marks of Dow Jones & Company, Inc.

The Securities are not sponsored, endorsed, sold or promoted by the Index Sponsor (including its affiliates). The Index Sponsor has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to the Securities. The Index Sponsor makes no representation or warranty, express or implied to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly, or the ability of the Index to track general stock market performance. The Index Sponsor has no obligation to take the needs of Deutsche Bank, MLPF&S, Nuveen Investments or the holders of the Securities into consideration in determining, composing or calculating the Index. The Index Sponsor is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Securities to be issued or in the determination or calculation of the equation by which the Securities are to be converted into cash. The Index Sponsor has no liability in connection with the administration, marketing or trading of the Securities.

THE INDEX SPONSOR DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN AND THE INDEX SPONSOR SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. THE INDEX SPONSOR MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE